EXHIBIT 3.1.5


                          CERTIFICATE OF INCORPORATION

                                       OF

                             PHONE1GLOBALWIDE CORP.


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:

                                   ARTICLE ONE
                                   -----------
                                      Name

The name of the corporation is PHONE1GLOBALWIDE CORP. (the "Corporation").

                                   ARTICLE TWO
                                   -----------
                                Registered Agent

The registered office of the Corporation is to be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE THREE
                                  -------------
                                    Purposes

The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR
                                  ------------
                                 Capitalization

The Corporation shall have the authority to issue 100,000,000 shares of Common Stock having a par value of $.001 per share, 20,000,000 Preferred Shares having a par value of $.001 per share of which 10,000,000 shares shall be designated as Series A 8% Convertible Preferred Stock. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority given to them in this paragraph.


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                                  ARTICLE FIVE
                                  ------------
      Description and Designations of Series A Convertible Preferred Stock.

1. Designation. A total of 10,000,000 shares of the Corporation's Preferred Stock shall be designated as "Series A 8% Convertible Preferred Stock" ("Series A Preferred Stock"). As used herein, the term "Preferred Stock" used without reference to the Series A Preferred Stock means the shares of Series A Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided for in this Certificate of Incorporation or as the context otherwise requires.

2. Dividends. Holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, dividends at the annual rate of eight percent (8%), payable quarterly, as declared by the Board of Directors. These dividends shall be cumulative from the date of issuance, whether or not declared, and if there are no profits or other funds legally available for payment of such dividends, shall be payable upon liquidation, prior to any other dividends payable on any other securities of the Corporation.

3.       Liquidation, Dissolution or Winding Up.
         --------------------------------------

         a. Treatment at Sale, Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A Preferred Stock, holders of the shares of Series A Convertible Preferred Stock shall be entitled to be paid in cash first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock, whether such assets are capital, surplus or earnings, an amount equal to the price per share of Series A Preferred Stock originally paid to the Corporation by a holder, plus any and all accrued and upaid dividends thereof (whether or not declared). Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Preferred Stock and such amount, as so determined, is referred to herein as the "Series A Liquidation Value" with respect to such shares. After payment has been made to the holders of the Series A Preferred Stock, and any series of Preferred Stock designated to be senior to, or on a parity with, the Series A Preferred Stock, of the full liquidation preference to which such holders shall be entitled as aforesaid, the remaining assets shall be distributed among the holders of Common Stock on a pro-rata basis and the holders of the Series A Preferred Stock shall not be entitled to share therein.

         b. Insufficient Funds. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series A Preferred Stock and any other then-outstanding shares of the Corporation's capital stock ranking on a parity with respect to payment on liquidation with the Series A Preferred Stock (such shares being referred to

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herein as the "Series A Parity Stock") shall be insufficient to permit payment to such respective holders of the full Series A Liquidation Value and all other preferential amounts payable with respect to the Series A Preferred Stock and such Series A Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Preferred Stock and such Series A Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Preferred Stock and such Series A Parity Stock are each entitled.

         c. Certain Transactions Treated as Liquidation. For purposes of this
Section 3 of Article FIVE, (A) any sale, exchange, conveyance or other disposition of the capital stock of the Corporation in a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or shifts, (B) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of the Corporation, including shares of Series A Preferred Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Corporation (other than to or by a majority-owned or wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series A Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 3(a) of this Article FIVE hereof, if the holders of at least 50% of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three business days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 3(c) of Article FIVE twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

         d. Distributions of Property. Whenever the distribution provided for in
Section 3 of Article FIVE shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series A Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

4. Voting Power. Except as otherwise expressly provided in this Certificate of Incorporation or as required by law, holders of Series A Preferred Stock shall vote together with the holders of Corporation common stock, based on one vote for each one share of Series A Preferred Stock so held.

5. Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

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         a. General. Subject to and in compliance with the provisions of Section
5 of this Article FIVE, any or all shares of the Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock on a one-for-one basis (subject to adjustment in the event of certain stock dividends, reclassifications, combinations or exchange of Common Stock, or a capital reorganization of the Corporation).

         b. Adjustment to Series A Applicable Conversion Value.
            --------------------------------------------------

            i. Effect on Series A Applicable Conversion Value Upon Dilutive Issuances of Common Stock or Convertible Securities. Except as otherwise provided in Section 5(b)of Article FIVE, if the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents, as defined below), without consideration or at a price per share less than the Series A Applicable Conversion Value, the Preferred Stock will be adjusted on a weighted average basis of outstanding shares of Common Stock issued at such lower price. There shall also be proportional adjustments for stock splits, dividends, recapitalizations, mergers and consolidations. Excluded Stock shall include Common Stock issued or reserved for issuance upon conversion of Preferred Stock or for common equity issuance to employees, directors or consultants pursuant to a stock option plan.

         c. Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Section 5 of this Article FIVE, or a merger, consolidation or sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

         d. Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, and if and to the extent the holders of Preferred Stock do not make the liquidation treatment election contemplated by Section 3(c) of this Article FIVE, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 5 of this Article FIVE to the end that the provisions

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of Section 5 of this Article FIVE (including adjustment of the Series A
Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         e. Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of the Series A Preferred Stock with a certificate prepared by the President, Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         f. Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued; provided, however, that if the names are other than the registered holders thereof, such notice shall be accompanied by an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Common Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice and assignment (and opinion, as applicable) is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of Section 5 of this Article FIVE, rounded up to the nearest whole share as provided in Section 5(g) of Article FIVE, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         g. No Issuance of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock, unless the aggregate number of shares of Common Stock to be issued as a result of a conversion by the particular holder in question is less than one hundred (100) shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of the Series A Preferred Stock, the Corporation shall round up to the next whole share of Common Stock issuable upon the conversion of shares of the Series A Preferred Stock. The determination as to whether any fractional shares of Common Stock shall be rounded up shall be made with respect to

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the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not with respect to each share of Series A Preferred Stock being converted.

         h. Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

         i. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

         j. No Reissuance of Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock.

6. Registration Rights. Holders of Series A Preferred Stock shall be entitled to such demand and piggyback registration rights as shall be designated between each such Holder and the Corporation.

7. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Subject to the next sentence, upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Preferred Stock represented by the surrendered certificate. It shall be a condition precedent to any such transfer that the Corporation shall receive an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Preferred Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.


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

8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9. Restrictions and Limitations on Corporate Action and Amendments to Certificate. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation or this Certificate of Incorporation without the approval by vote or written consent of the holders of at least 70% of the then outstanding shares of Series A Preferred Stock, voting together as a single class, if such corporate action or amendment would:

    a. authorize or create any class of stock or security senior to, or on a parity with, the Preferred Stock as to dividends or liquidation preferences or redemption rights;

    b. increase the authorized number of Preferred Stock or alter the powers, preferences, or right of the Preferred Stock, so as to affect them adversely;

    c. authorize the merger, consolidation, or the sale, lease or other disposition of all or substantially all of the assets of the Corporation;

    d. declare or pay any dividend or distribution on any capital stock, other than the Series A Preferred Stock or the Preferred Stock;

    e. enter into any material joint venture, joint marketing or joint development agreement, not in the ordinary course of business; or

    f. make any changes to the employee or incentive stock option plan, make any grants of stock options or any other forms of equity or incentive compensation.

10. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock hereunder. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

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11. Notices of Record Date.  In the event of:
    ----------------------

    a. any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

    b. any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

    c. any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

    then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken. Failure to mail such notice on a timely basis or any defect in such notice shall not affect the validity of any transaction or action referred to in this Section 11 of Article FIVE.

12. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                   ARTICLE SIX
                                   -----------
                                  Incorporator

The name and mailing address of the incorporator is as follows:

                           Gayle Coleman, Esq.
                           Proskauer Rose LLP
                           2255 Glades Road, Suite 340W
                           Boca Raton, FL 33431

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                                  ARTICLE SEVEN
                                  -------------
                              Repurchase of Shares

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                  ARTICLE EIGHT
                                  -------------
                   Meeting of Stockholders; Cumulative Voting

1. Meeting of stockholders may be held at such place as the bylaws may provide.

2. Cumulative Voting. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation. B. Place of Meetings.

                                  ARTICLE NINE
                                  ------------
                                 Indemnification

Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article NINE. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article NINE shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


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                                   ARTICLE TEN
                                   -----------
                       Limitation on Directors' Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or
(D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the foregoing paragraph (b)y the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE ELEVEN
                                 --------------
                    Amendment of Certificte of Incorporation

Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE TWELVE
                                 --------------
                            Effective Date of Filing

The effective date of the filing of this Certificate of Incorporation shall be September 25, 2001.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 2001.

                                                /s/ Gayle Coleman
                                                ----------------------------
                                                    Gayle Coleman, Incorporator



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